EXHIBIT 10.27

ESCROW AGREEMENT

THIS AGREEMENT is made the 15th day of November, 2005

AMONG:

VALIANT TRUST COMPANY, a trust company existing under the laws of the Province of Alberta (the "Escrow Agent")

AND

SURGE GLOBAL ENERGY (CANADA), LTD., a corporation existing under the laws of the Province of Alberta ("Surge Canada")

AND

SURGE GLOBAL ENERGY, INC., a corporation existing under the laws of the state of Delaware ("Surge U.S.")

WHEREAS Surge Canada and Surge U.S. are parties to a release and indemnification agreement (the "Indemnification Agreement") dated on even date hereof;

AND WHEREAS as security for the indemnification obligations of Surge U.S. pursuant to the Indemnification Agreement, Surge U.S. has agreed to deposit 6,300,000 common shares of Surge Canada (together with all securities and other property that may at any time be received or receivable or otherwise distributed or distributable in substitution or exchange for any such common shares, including without limitation, upon the subdivision, consolidation or reclassification thereof, the "Escrowed Shares"), in escrow with the Escrow Agent;

AND WHEREAS the parties desire to more specifically set forth their rights and obligations with respect to the Escrowed Shares and the distribution and release thereof;

AND WHEREAS the execution and delivery of this Agreement is a condition to the obligations to consummate the transactions contemplated under the Indemnification Agreement;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by Surge U.S. and Surge Canada to the other (collectively, the "Escrow Participants") and not by the Escrow Agent;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1. Escrow Agent Not a Trustee. The Escrow Agent accepts duties and responsibilities under this Agreement, and the Escrowed Shares and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as trustee.

2. Establishment of Escrow Account. Surge U.S. hereby deposits with the Escrow Agent the Escrowed Shares, together with a power of attorney in respect thereof, to be held in escrow by the Escrow Agent in accordance with the terms of this Agreement and agrees to deliver forthwith to the Escrow Agent any certificates evidencing such securities. The Escrow Agent accepts the Escrowed Shares and agrees to establish and maintain an account (an "Escrow Account") for the Escrowed Shares in its capacity as Escrow Agent pursuant to the terms of this Agreement. The Escrowed Shares will, following their deposit with the Escrow Agent, remain registered in the name of Surge U.S. and/or a permitted transferee of Surge U.S. pursuant to Section 3(d). Surge U.S. agrees to provide the Escrow Agent with such additional powers of attorney in respect of the Escrowed Shares as the Escrow Agent may reasonably request in connection with carrying out its duties hereunder.

3. Release of Escrow Account.

(a)
Release. The Escrowed Shares will only be distributed and released on joint written instructions signed by Surge U.S. and Surge Canada, including a Release Notice as defined in paragraph 3(b). Subject to paragraph 3(g), as soon as reasonably practicable (and in any event, not later than three (3) Business Days), following receipt of the Release Notice or other joint written instructions signed by Surge U.S. and Surge Canada, the Escrow Agent will release all or a portion of the Escrowed Shares from the Escrow Account in accordance with the Release Notice or the joint written instructions.

(b)
Surge Canada and Surge U.S. Obligations. If Surge Canada and Surge U.S. have agreed to the amount of a claim (a "Claim") that Surge Canada is entitled to recover from Surge U.S. pursuant to Section 3 of the Indemnification Agreement or if Surge Canada is entitled to recover a Claim from Surge U.S. pursuant to a judgment of a court of competent jurisdiction (from which there lies no appeal), Surge Canada and Surge U.S. agree to deliver a joint notice (a "Release Notice") to the Escrow Agent in accordance with paragraph 3(a) directing the Escrow Agent to release to Surge Canada or its nominee that number of Escrowed Shares (the "Released Shares") from the Escrow Account having a Fair Market Value equal to the amount of such Claim, as set forth in the Release Notice. If the amount of the Claim exceeds the Fair Market Value of the Escrowed Shares then held in the Escrow Account, the Release Notice will direct the Escrow Agent to release all of the Escrowed Shares of Surge U.S. then constituting the Escrow Account. On November 15, 2007, Surge Canada and Surge U.S. each agree that they will deliver a Release Notice to the Escrow Agent directing the Escrow Agent to release to Surge U.S. the Escrowed Shares remaining in the Escrow Account having an aggregate Fair Market Value in excess of any amounts with respect to which Surge Canada (A) is entitled to (as a result of a resolved Claim), but has not yet received, disbursement from the Escrow Account pursuant to this Agreement, and (B) has delivered a notice of Claim pursuant to the Indemnification Agreement, as set forth in the Release Notice. Promptly upon resolution of all Claims pending after receipt of the Release Notice on November 15, 2007, Surge Canada and Surge U.S. will deliver to the Escrow Agent a further Release Notice directing the Escrow Agent to release all of the Escrowed Shares then remaining in the Escrow Account that are not payable to Surge Canada in accordance with such resolution of such Claims, as set forth in the Release Notice. For these purposes, "Fair Market Value" of an Escrowed Share shall be determined as of the Business Day immediately preceding the date the Release Notice is delivered and (i) at any date prior to a Going Public Transaction shall be the greater of $1.00 per common share of Surge Canada and the price per common share determined by the board of directors of Surge Canada, acting reasonably, and (ii) at any date following a Going Public Transaction will mean the value of a common share of Surge Canada calculated with reference to the fifteen (15) day weighted average trading price on the stock exchange on which the common shares of Surge Canada are then traded; provided if the common shares are then traded on more than one stock exchange, then on the stock exchange on which the largest volume of common shares were traded during such fifteen (15) consecutive trading day period. The weighted average price per common share shall be determined by dividing the aggregate sale price of all common shares sold on such exchange or market, as the case may be, during the said fifteen (15) consecutive trading days by the total number of shares so sold. For purposes of this paragraph 3(b), trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business. For these purposes "Going Public Transaction" means the occurrence of either of: (i) a final receipt for a prospectus of Surge Canada filed in at least one "jurisdiction" (as listed in Appendix B to Multi-Lateral Instrument 45-102) has been obtained and the common shares of Surge Canada are listed and posted for trading on the Toronto Stock Exchange or the TSX Venture Exchange; or (ii) the sale, exchange, reorganization or arrangement of all the common shares of Surge Canada for, or the sale of all or substantially all of the assets of Surge Canada in a transaction that results in the holders of common shares of Surge Canada receiving for their common shares consideration consisting of: (A) cash; and/or (B) securities which are not subject to resale restrictions (except for those applicable to "control persons") in Alberta and Ontario and are listed and posted for trading on the Toronto Stock Exchange or the TSX Venture Exchange.

(c)	Entitlements. Prior to the release of the Escrowed Shares from escrow, Surge U.S. and any transferee of Escrowed Shares (and, for greater clarity, not the Escrow Agent) will be:

(i)	entitled to exercise all rights as a holder of such Escrowed Shares, including, without limitation, the right to vote the Escrowed Shares in accordance with their terms;

(ii)	paid all dividends (other than stock dividends) and like distributions declared in respect of the Escrowed Shares; and

(iii)
entitled to any and all benefits and/or rights pertaining to the Escrowed Shares, which shall be conveyed, transferred or dealt with in such manner as Surge U.S. and/or the transferee, as the case may be, may from time to time direct.

(d)
Transfer of Escrowed Shares. During the period that any Escrowed Share is held by the Escrow Agent pursuant to this Agreement, neither Surge U.S. nor any permitted transferee of Surge U.S. (as set forth below) will be entitled to, and Surge U.S. and each transferee described in clause (i) of this Section 3(d) hereby covenants and agrees that it will not, sell or dispose of, transfer, relinquish or otherwise deal with any of its right, title or interest in any of the Escrowed Shares unless (i) such transferee is a successor to Surge U.S. by merger, amalgamation, combination or otherwise, (ii) prior to such transfer Surge U.S. or such transferee, as applicable, delivers to Surge Canada and the Escrow Agent a certificate of an officer of Surge U.S. or of such transferee or an officer thereof, as applicable, certifying that such transferee is a person or entity referred to in clause (i) of this Section 3(d), and (iii) such transferee agrees in writing with the parties hereto that the transferred Escrowed Shares will continue to be held by the Escrow Agent and remain subject to terms of this Agreement. In the event that a take-over bid as defined in the Securities Act (Alberta) is made to all or substantially all the holders of common shares of Surge Canada by a person, firm or corporation, to acquire common shares of Surge Canada such that upon completion of such take-over bid that person, firm or corporation will control directly or indirectly greater than 66⅔% of the votes attaching to all of the outstanding common shares of Surge Canada, Surge Canada and Surge U.S. each agree that in the event they want to accept the take-over bid, they will deliver a Release Notice to the Escrow Agent to tender any or all of the Escrowed Shares to the offeror under the take-over bid and Surge U.S. will deliver to the Escrow Agent a signed acceptance to the take-over bid and the appropriate documentation required by the Escrow Agent, acting reasonably, to effect the tender in respect of any or all of Surge U.S.'s Escrowed Shares. The Escrow Agent shall thereupon tender certificates for the specified number of Escrowed Shares to the offeror under the bid together with such signed acceptances to such take-over bid. If the Escrowed Shares are not taken up and paid for pursuant to such take-over bid, they shall be forthwith redeposited and held hereunder in accordance with the terms hereof. If the Escrowed Shares are taken up and paid for pursuant to such take-over bid the cash and securities received in exchange for such Escrowed Shares shall be forthwith redeposited and held hereunder in accordance with the terms hereof.

(e)
No Limitation of Remedies. Surge U.S. hereby acknowledges and agrees that (i) any claims made by Surge Canada pursuant to the Indemnification Agreement shall be satisfied, first, from the Escrow Account and, to the extent that any such claim exceeds the Fair Market Value of the Escrowed Shares remaining in the Escrow Account, (ii) the payment of the Escrow Account to Surge Canada pursuant to this Agreement with respect to Damages (as defined in the Indemnification Agreement) will not limit or otherwise affect any right of indemnification which Surge Canada or the Indemnified Persons (as defined in Indemnification Agreement) may otherwise have pursuant to Section 3 of the Indemnification Agreement, and (iii) to the extent that any such claim exceeds the Fair Market Value of the Escrowed Shares remaining in the Escrow Account, the Escrow Account does not constitute an exclusive remedy for Damages incurred by Surge Canada or the Indemnified Persons pursuant to the Indemnification Agreement.

(f)
Termination. This Agreement will terminate when all of the Escrow Account has been released and distributed in accordance with this Section 3. Upon such termination, this Agreement will have no further force and effect, except that the provisions of Section 3 and Section 4 will survive such termination.

(g)
Surge Canada. Surge Canada agrees that it will cause to be delivered to the Escrow Agent such replacement certificates for Escrowed Shares as may be required to facilitate the release and delivery of Escrowed Shares from time to time in accordance with the provisions of this Section 3. For greater certainty, the Escrow Agent shall have no obligation to release or deliver any Escrowed Shares in accordance with the provisions of this Section 3 until it has received from Surge Canada the necessary replacement certificates, if any, required for such release and delivery.

4. Concerning the Escrow Agent. Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees, agents and shareholders will:

(a)	not be liable for any action taken or omitted under this Agreement so long as it will have acted in good faith and without gross negligence;

(b)
be protected in acting and relying upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "Documents") furnished to it and purportedly signed by an officer or person required to or entitled to execute and deliver to the Escrow Agent any such Document in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine;

(c)
have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, cheques, or other documents or instruments submitted to it in connection with its duties hereunder;

(d)
have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of escrow securities within escrow under this Agreement;

(e)	have no responsibility for Escrowed Shares that it has released or tendered according to this Agreement;

(f)
be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the Escrow Participants, and will be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

(g)
be entitled to refrain from taking any action contemplated by this Agreement in the event that it becomes aware of any disagreement among the Escrow Participants as to any facts or as to the happening of any contemplated event precedent to such action;

(h)
have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment;

(i)
have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing and executed by Surge Canada and Surge U.S. and, if its duties are herein affected, unless it shall have given its prior written consent;

(j)
have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestment made in accordance with any provision which may be contained herein;

(k)
be entitled to compensation from Surge Canada for its services hereunder as per Schedule A attached hereto, which is made a part hereof, and for reimbursement of its out-of-pocket expenses including, but not by way of limitation, the fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties hereunder. Any amount due under this section and unpaid after request for such payment will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand;

(l)
be, and hereby is, jointly and severally indemnified and saved harmless by the Escrow Participants from all losses, liabilities, costs and expenses, including, without limitation, attorney and legal counsel fees and expenses, which may be incurred by it as a result of its acceptance of the escrow account or arising from the performance of its duties hereunder, unless such losses, liabilities, costs and expenses shall have been finally adjudicated to have resulted from the bad faith or gross negligence of the Escrow Agent, and such indemnification shall survive its resignation or removal, or the termination of this Agreement;

(m)
in the event that (i) any dispute will arise between the Escrow Participants with respect to the disposition or disbursement of any of the assets held hereunder, or (ii) the Escrow Agent is uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Agreement whether because of conflicting demands by the Escrow Participants or otherwise, be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets and the cost thereof shall be for the account of the Escrow Participants. The Escrow Participants further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to same;

(n)
have only those duties as are specifically provided herein, which will be deemed purely ministerial in nature, and will under no circumstance be deemed a fiduciary for any of the Escrow Participants. The Escrow Agent will neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document among the Escrow Participants, in connection herewith, including without limitation the Indemnification Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent will be inferred from the terms of this Agreement or any other agreement. In no event shall the Escrow Agent be liable, directly or indirectly, for any damages or expenses arising out of the services provided hereunder, including its own negligence, but excluding its own gross negligence and wilful misconduct. In no event shall the Escrow Agent be liable to any Escrow Participant for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement;

(o)
have the right, but not the obligation, to, at the joint and several expense of the Escrow Participants, consult with legal counsel and other expert advisors as may be reasonably required for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor and will not be liable for action taken or omitted to be taken in accordance with the advice of such counsel or advisor or in accordance with any opinion of counsel to Surge U.S. or Surge Canada addressed and delivered to the Escrow Agent; and

(p)
have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees. Surge Canada will pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

5. Attachment of Escrow Fund; Compliance with Legal Orders. In the event that the Escrow Account will be attached, garnished or levied upon by any court order, or the delivery thereof will be stayed or enjoined by an order of a court, or any order, judgment or decree will be made or entered by any court order affecting any of the Escrowed Shares deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it will not be liable to any of the Escrow Participants or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

6. Resignation or Removal of Escrow Agent. The Escrow Agent may resign as such following the giving of thirty (30) days prior written notice to Surge U.S. and Surge Canada. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days prior written notice to the Escrow Agent by Surge U.S. and Surge Canada. In either event, the duties of the Escrow Agent will terminate thirty (30) days after receipt of such notice (or as of such earlier date as may be mutually agreeable); and, upon receipt of all amounts owing to it hereunder, the Escrow Agent will then deliver the balance of the Escrow Account then in its possession to a successor escrow agent as will be appointed by Surge U.S. and Surge Canada as evidenced by a written notice filed with the Escrow Agent. If Surge U.S. and Surge Canada have failed to appoint a successor prior to the expiration of thirty (30) days following receipt of the notice of resignation or removal, the Escrow Agent may appoint a successor or, at the expense of the Escrow Participants, petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment will be binding upon all of the parties hereto. Any new escrow agent appointed under these provisions must be a corporation authorized to carry on the business of a trust company in the Province of Alberta. Any corporation into which the Escrow Agent may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Escrow Agent shall be a party, shall be the new escrow agent under this Agreement without the execution of any instrument or any further act. All provisions hereunder limiting the Escrow Agent's liability and all indemnifications in its favour shall survive the resignation or removal of the Escrow Argent.

7. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provision of this Agreement will be in writing and be sent to the parties hereto at the addresses, as set forth below, or at such other address of such party as such party will have furnished to the other parties in writing and in accordance with this Section 7:

(a)	If to Surge Canada to:

Suite 1818, 144 - 4th Avenue S.W.
Calgary, Alberta
T2P 3N4

Attention: Chief Executive Officer
Facsimile No.: (403) 355-3371

(b)	If to Surge U.S. to:

Suite 410, 12220 El Camino Real,
San Diego, California
92130

Attention: Chairman
.Facsimile No.: (858) 704-5011

(c)	in the case of the Escrow Agent:

Valiant Trust Company
Suite 310, 606 - 4th Street S.W.
Calgary Alberta
T2P 1T1

Attention: Manager Client Relations
Facsimile No.: (403) 233-2801

All notices and other communications will be deemed effectively given as to the party to whom it is addressed as of the earliest of the following times: (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with appropriate confirmation of receipt), (iv) one (1) Business Day after being timely deposited with an overnight courier service with instructions (and the capability) to make delivery on the next day, (v) if sent internationally, five (5) Business Days after being deposited in international mail, first class with postage prepaid, or (vi) if sent domestically, five (5) Business Days after being deposited in U.S. or Canadian mail, first class with postage prepaid.

8. Business Day. Business Day means any day, other than a Saturday, Sunday or any other day on which the Escrow Agent is generally not open for business in Calgary, Alberta. Any day on which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

9. Defined Terms. Capitalized terms used, but not defined, herein will have the meanings set forth in the Indemnification Agreement.

10. Governing Law. This Agreement will be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. Each of the parties hereto attorns to the jurisdiction of the courts of the Province of Alberta.

11. Amendment, Modification or Waiver. This Agreement may be amended or modified and any term of this Agreement may be waived if such amendment, modification or waiver is in writing and signed by all parties.

12. Time of the Essence. Time is of the essence of this Agreement.

13. Assignments of Interests. No assignment of the interest of any of the Escrow Participants hereto will be binding upon the Escrow Agent unless and until written evidence of such assignment in form satisfactory to the Escrow Agent will be filed with and accepted by the Escrow Agent.

14. Counterparts. This Agreement may be executed in several counterparts, each one of which will constitute an original and all collectively will constitute but one instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, than any party providing its signature in such manner will promptly forward to the other parties an original of the signed copy of this Agreement which was so faxed.

IN WITNESS WHEREOF, the parties have been duly executed this Agreement as of the date first above written.

VALIANT TRUST COMPANY

By:	/s/ J. Robert Morris

By:	/s/ Concepcion Jalbuena

SURGE GLOBAL ENERGY (CANADA), LTD.

By:	/s/ C.W. Leigh Cassidy Executive Chairman and Chief Executive Officer

By:	/s/ Fred W. Kelly Chief Operating Officer

SURGE GLOBAL ENERGY, INC.

By:	/s/ David Perez Chairman

By:	/s/ Fred W. Kelly Chief Executive Officer